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                                                              EXHIBIT 3(a-1)

                               State of Delaware
                       Office of the Secretary of State

   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DELTA CLEARING CORP.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF DECEMBER, A.D. 1997, AT 4 O'CLOCK P.M.

                                         /s/ Edward J. Freel
                                         ---------------------------------
                                         Edward J. Freel, Secretary of State

2149702   100                                      AUTHENTICATION:   8846818

                                                     DATE: 01-05-98

 971441570

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                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

            Delta Clearing Corp, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That by unanimous written consent of the Board of Directors of DELTA CLEARING CORP. (the "Corporation"), in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth proposed amendment (the "Amendment") to the Certificate of Incorporation of the Corporation, declaring the Amendment to be advisable, and seeking written consent of the shareholders of the Corporation in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware, for the Amendment, The resolutions setting forth the proposed Amendment are as follows:

                        RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article IV thereof to read in its entirety as follows:

                                  ARTICLE IV

                        The aggregate number of shares of stock which the
                  Corporation shall have authority to issue shall be two million five hundred thousand (2,500,000) of Common Stock, par value one cent ($.01) per share.

                            In order to allow a stockholder to preserve its
                 pro rata share of equity ownership and control of the Corporation in the event of a stock issuance by the Corporation, stockholders shall have the preemptive right to subscribe to any or all additional issues of the stock of the Corporation of any or all classes; such rights of subscription shall be granted pro rata to stockholders of record based on holdings of the stockholder in the Corporation at the record date fixed by the Board of Directors prior to the proposed issuance,

                 SECOND; That thereafter, pursuant to resolution of its Board of Directors, written consent of the shareholders of the Corporation was sought, in accordance with Section 228 of the General Corporation Law of the State of Delaware, in lieu of a meeting, and such consent as required by statute was duly obtained in favor of the Amendment.

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                 THIRD:  That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, Delta Clearing Corp. has caused this certificate to be signed by Stephen K. Lynner, its President, and Declan Kelly, its Secretary, this 16th day of October, 1997.

                                           By:    /s/ Stephen K. Lynner
                                              --------------------------
                                              Name:  Stephen K. Lynner
                                              Title: President

                                       ATTEST:   /s/ Declan Kelly
                                              -------------------------------
                                              Name:   Declan Kelly
                                              Title:  Secretary


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